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                                                                     EXHIBIT 2.3




================================================================================




                      PLAN AND AGREEMENT OF REORGANIZATION

                                    between

                         ASCENSION CAPITAL CORPORATION

                                      and

                         FREEDOM FINANCIAL CORPORATION




================================================================================

                               TABLE OF CONTENTS


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
R E C I T A L S . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I.
EXCHANGE OF ASSETS FOR SHARES OF STOCK. . . . . . . . . . . . . . . . . . . .   1

         Section 1.1.     Transfer of Seller's Properties to Purchaser  . . .   1
         Section 1.2.     Transfer of Purchaser's Stock to Seller . . . . . .   2
         Section 1.3.     Closing Date  . . . . . . . . . . . . . . . . . . .   2

ARTICLE II.
LIABILITIES AND OBLIGATIONS OF SELLER . . . . . . . . . . . . . . . . . . . .   2

         Section 2.1.     Subject to Seller's Liabilities . . . . . . . . . .   2

                 (a)      Liabilities . . . . . . . . . . . . . . . . . . . .   3
                 (b)      Interim Liabilities . . . . . . . . . . . . . . . .   3

         Section 2.2.     Excluded Liabilities and Obligations  . . . . . . .   3

ARTICLE III.
CONSUMMATION OF TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 3.1.     Instruments of Transfer . . . . . . . . . . . . . .   3
         Section 3.2.     Sales and Transfer Taxes  . . . . . . . . . . . . .   3
         Section 3.3.     Further Assurances  . . . . . . . . . . . . . . . .   3
         Section 3.4.     Liquidation and Dissolution of Seller . . . . . . .   4
         Section 3.5.     Reorganization Expenses . . . . . . . . . . . . . .   4

ARTICLE IV.
COVENANTS, REPRESENTATIONS, AND WARRANTIES OF SELLER  . . . . . . . . . . . .   4

         Section 4.1.     Legal Status  . . . . . . . . . . . . . . . . . . .   4
         Section 4.2.     Authority of Seller . . . . . . . . . . . . . . . .   5
         Section 4.3.     Title of Seller . . . . . . . . . . . . . . . . . .   5
         Section 4.4.     Operations Since Balance Sheet Date . . . . . . . .   5
         Section 4.5.     Representations and Warranties at Closing Date  . .   5

ARTICLE V.
COVENANTS, REPRESENTATIONS, AND WARRANTIES OF PURCHASER . . . . . . . . . . .   5

         Section 5.1.     Legal Status  . . . . . . . . . . . . . . . . . . .   5

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
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         Section 5.2.     Purchaser's Common Stock to Be Transferred  . . . .   6
         Section 5.3.     Authority of Seller . . . . . . . . . . . . . . . .   6
         Section 5.4.     Representations and Warranties at Closing Date  . .   6

ARTICLE VI.
CONDITIONS PRECEDENT TO TRANSFER OF SHARES BY PURCHASER . . . . . . . . . . .   6

         Section 6.1.     Conditions Precedent to Closing . . . . . . . . . .   6
         Section 6.2.     Truth of Representations and Warranties . . . . . .   6
         Section 6.3.     Approval by Seller's Shareholders . . . . . . . . .   7

ARTICLE VII.
CONDITION PRECEDENT TO TRANSFER OF ASSETS BY SELLER . . . . . . . . . . . . .   7

         Section 7.1.     Conditions Precedent to Closing . . . . . . . . . .   7
         Section 7.2.     No Substantial Adverse Change . . . . . . . . . . .   7
         Section 7.3.     Approval of Seller's Shareholders . . . . . . . . .   7

ARTICLE VIII.
SURVIVAL OF REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . .   7

ARTICLE IX.
AMENDMENTS AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         Section 9.1.     Abandonment or Amendment  . . . . . . . . . . . . .   8
         Section 9.2.     Waiver  . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE X.
MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         Section 10.1.    Notice Provision  . . . . . . . . . . . . . . . . .   8

                 (a)      To the Purchaser  . . . . . . . . . . . . . . . . .   9
                 (b)      To the Seller . . . . . . . . . . . . . . . . . . .   9

         Section 10.2.    Entire Plan . . . . . . . . . . . . . . . . . . . .   9
         Section 10.3.    Severability of Provisions  . . . . . . . . . . . .   9
         Section 10.4.    Headings  . . . . . . . . . . . . . . . . . . . . .   9
         Section 10.5.    Applicable Law  . . . . . . . . . . . . . . . . . .   9





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
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         Section 10.6.      Execution in Counterparts . . . . . . . . . . . .  10
         Section 10.7.      Attorneys' Fees . . . . . . . . . . . . . . . . .  10
         Section 10.8.      Amendment . . . . . . . . . . . . . . . . . . . .  10
         Section 10.9.      Binding Effect  . . . . . . . . . . . . . . . . .  10
         Section 10.10.     Gender and Number . . . . . . . . . . . . . . . .  10
         Section 10.11.     Strict Construction . . . . . . . . . . . . . . .  10
         Section 10.12.     Effective Date  . . . . . . . . . . . . . . . . .  11





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
                      PLAN AND AGREEMENT OF REORGANIZATION
                                    between
                         ASCENSION CAPITAL CORPORATION
                                      and
                         FREEDOM FINANCIAL CORPORATION


         THIS PLAN AND AGREEMENT OF REORGANIZATION (the "Plan") is entered into between ASCENSION CAPITAL CORPORATION, a Texas corporation (the "Purchaser") and FREEDOM FINANCIAL CORPORATION (the "Seller").

                                R E C I T A L S:

         A.      This Plan provides for a reorganization within the meaning of
Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended. The Purchaser will acquire all of the properties of the Seller in exchange for shares of voting stock of the Purchaser and subject to certain liabilities of Seller.

         B. To consummate the Plan, the Purchaser and the Seller, in consideration of the mutual covenants and on the basis of the representations and warranties set forth herein, agree as follows:

                                   ARTICLE I.

                    EXCHANGE OF ASSETS FOR SHARES OF STOCK.

         Section 1.1. Transfer of Seller's Properties to Purchaser. Subject to the terms and conditions precedent set forth in this Plan, the Seller agrees to convey, transfer, and deliver to the Purchaser, and the Purchaser agrees to acquire and accept from the Seller, all the assets, property, and business of any kind, real and personal, tangible and intangible, that is owned by the Seller on the Closing Date specified in Section 1.3, except as otherwise expressly provided herein. The property transferred pursuant to this Section 1.1 includes without limitation all assets and properties of the Seller shown on the Balance Sheet of Seller as of December 22, 1995 (the "Balance Sheet" and the "Balance Sheet Date"), and all of its books and records relating to its business; but it does not include the Seller's charter to exist as a corporation, its stock record books, its corporate minute books, its corporate seal, and other corporate records having exclusively to do with its corporate organization and capitalization.

         Section 1.2. Transfer of Purchaser's Stock to Seller. In exchange for the properties transferred by the Seller, the Purchaser agrees to issue and deliver to Seller two hundred ninety (290) shares of its common stock, and will take the properties subject to the liabilities of Seller specified in Section 2.1.

         Section 1.3. Closing Date. Subject to the conditions precedent and other obligations of the parties set forth in this Plan, the reorganization shall be consummated on or before December 28, 1995, as the parties fix by mutual consent (the "Closing Date").

                                  ARTICLE II.

                     LIABILITIES AND OBLIGATIONS OF SELLER.

         Section 2.1. Subject to Seller's Liabilities. Subject to the limitations listed in Section 2.2, the Purchaser agrees:





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
                 (a) Liabilities: To take the properties transferred by Seller subject to all of the liabilities and obligations of Seller, including those disclosed on the Balance Sheet as of the Balance Sheet Date, in the amounts recorded on its books as of the Closing Date; and

                 (b) Interim Liabilities: All liabilities and obligations of the Seller reflected on its books of account on the Closing Date that have been incurred between the Balance Sheet Date and the Closing Date in the usual and ordinary course of business of the Seller, to the extent that the transactions are not inconsistent with the representations, warranties, and covenants of the Seller contained in this Plan.

         Section 2.2. Excluded Liabilities and Obligations. The Purchaser shall not assume, pay, perform, or discharge any liabilities or obligations of the Seller with respect to any transactions occurring after the Closing Date.

                                  ARTICLE III.

                          CONSUMMATION OF TRANSACTION.

         Section 3.1. Instruments of Transfer. The transfer of the assets and properties of the Seller as provided in this Plan shall be effected by special warranty deeds, bills of sale, endorsements, assignments, drafts, checks, and other instruments of transfer and conveyance in that form necessary to effectively transfer all of the Seller's business, properties, and assets as specified by this Plan.

         Section 3.2. Sales and Transfer Taxes. All applicable sales, transfer, use and other taxes that may be payable as a result of the transfer of the property pursuant to this Plan shall be paid by Purchaser.

         Section 3.3. Further Assurances. The Seller agrees that it will upon the reasonable request of the Purchaser execute any instruments and perform all further acts and assurances as are necessary to confirm the Purchaser's title to or to enable it to deal with any of the business, assets, and property to be transferred under this Plan.

         Section 3.4. Liquidation and Dissolution of Seller. The Seller agrees that in compliance with the applicable laws of the State of Texas it shall call, not later than December 28, 1995, a meeting of its sole shareholder. The special meeting shall be called for the purpose of approving the liquidation and dissolution of the Seller. Promptly on or after the Closing Date, the Seller agrees to proceed with due diligence to wind up its affairs, liquidate, and distribute its remaining assets, including the shares of common stock of Buyer received pursuant to the exchange, and voluntarily dissolve.

         Section 3.5. Reorganization Expenses. Subject to the provisions of this Section 3.5, the Seller may retain at the Closing sufficient sums to pay its reasonable expenses incurred in connection with transfer of its assets and dissolution pursuant to this Plan. The Fund shall be reduced by any amounts paid by Seller prior to the Closing Date in connection with such expenses.

                                  ARTICLE IV.

             COVENANTS, REPRESENTATIONS, AND WARRANTIES OF SELLER.

         Section 4.1. Legal Status. The Seller is a corporation duly organized, validly existing, in good standing under the laws of the State of Texas, with corporate power to carry on its business as it is now being conducted.





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
         Section 4.2. Authority of Seller. The execution of this Plan by the Seller, and the transfers contemplated by it, have been duly authorized by the Seller's Board of Directors.

         Section 4.3. Title of Seller. Seller represents and warrants it has good and marketable title to all the property and assets included on the Balance Sheet, subject to any liens and encumbrances disclosed herein or on the Balance Sheet.

         Section 4.4. Operations Since Balance Sheet Date. Except as disclosed in writing to Purchaser, Seller has not, and prior to the Closing Date will not suffer any change in its financial condition, nor any damage, destruction, or loss, that materially and adversely affects its properties, nor shall Seller sell, exchange, otherwise dispose of or encumber any of its properties or any interest in property.

         Section 4.5. Representations and Warranties at Closing Date. Except as expressly provided elsewhere in this Plan, the representations and warranties of the Seller set forth in this Plan shall be true on and as of the Closing Date as though such representations and warranties were made on the Closing Date.

                                   ARTICLE V.

            COVENANTS, REPRESENTATIONS, AND WARRANTIES OF PURCHASER.

         Section 5.1. Legal Status. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with corporate power to carry on its business as it is now being conducted, and to own or lease and operate its property and assets now owned, leased, or operated by it. The Purchaser is qualified to do business in





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
each jurisdiction in which the character and location of its properties make such qualification necessary.

         Section 5.2. Purchaser's Common Stock to Be Transferred. The shares of the Purchaser's Common Stock to be delivered pursuant to this Plan will at the time of delivery have been validly authorized and issued by the Purchaser and will be fully paid and nonassessable.

         Section 5.3. Authority of Seller. The Board of Directors of the Purchaser has approved the transactions contemplated by this Plan and has authorized the execution and delivery of this Plan by Purchaser.

         Section 5.4. Representations and Warranties at Closing Date. Except as expressly provided elsewhere in this Plan, the representations and warranties of the Seller set forth in this Plan shall be true on and as of the Closing Date as though such representations and warranties were made on the Closing Date.

                                  ARTICLE VI.

            CONDITIONS PRECEDENT TO TRANSFER OF SHARES BY PURCHASER.

         Section 6.1. Conditions Precedent to Closing. The obligations of the Purchaser to consummate the Plan shall be subject to the condition precedent that on or before the Closing Date all of the events specified in this Article VI have occurred.

         Section 6.2. Truth of Representations and Warranties. The representations and warranties by the Seller in this Plan shall be correct as of the Closing Date, with the same force as though such representations and warranties had been made on the Closing date.





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
         Section 6.3. Approval by Seller's Shareholders. The principal terms of this Plan and the assets-for-shares exchange covered by it shall be approved as required by the Texas Business Corporation Act by the outstanding shares of each class of Seller.

                                  ARTICLE VII.

              CONDITION PRECEDENT TO TRANSFER OF ASSETS BY SELLER.

         Section 7.1. Conditions Precedent to Closing. The obligations of the Seller to consummate the Plan shall be subject to the conditions precedent that on or before the Closing Date all of the events specified in this Article VII have occurred.

         Section 7.2. No Substantial Adverse Change. The Purchaser shall have suffered no substantial adverse change in its financial condition or operations.

         Section 7.3. Approval of Seller's Shareholders. All corporate proceedings required by the sale and transfer by Seller of its properties, and its liquidation and dissolution, shall have been approved and consented to by the sole shareholder of Seller in the manner required by applicable law.

                                 ARTICLE VIII.

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made by the parties each to the other pursuant to this Plan shall survive the Closing Date and the delivery of stock specified in this Plan, except to the extent provided in this Plan or specifically waived in writing by either of the parties.





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
                                  ARTICLE IX.

                             AMENDMENTS AND WAIVER.

         Section 9.1. Abandonment or Amendment. The Purchaser and the Seller may at any time prior to the Closing Date abandon the transaction contemplated in this Plan by mutual consent of their respective Board of Directors. The Purchaser and the Seller may amend or modify this Plan in a manner mutually agreed upon by a written instrument executed by both the Seller and Purchaser.

         Section 9.2.       Waiver.  Either party to this Plan may in writing:

                 [1]        Extent the time for the performance of any of the
         obligations of the other party;

                 [2]        Waive any inaccuracies and representations
         contained in this Plan or any document delivered pursuant to the Plan made by the other party;

                 [3]        Waive compliance with any of the covenants or
         performance of any obligations contained in this Plan by the other party; and

                 [4]        Waive the fulfillment of any condition precedent to
         the performance by the other party.

                                   ARTICLE X.

                           MISCELLANEOUS PROVISIONS.

         Section 10.1. Notice Provision. Any notice, payment, demand or communication required or permitted to be given by the provisions of this Plan shall be deemed to have been effectively given and received on the date personally delivered to the respective party to whom it is directed, or when deposited by registered or certified mail, with postage and charges prepaid and addressed as follows:





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
         (a) To the Purchaser. If to the Purchaser, they shall be addressed to:

                 Ascension Capital Corporation (or, Silverleaf Vacation Club, Inc., after its name change)
                 1221 Riverbend, Suite 120
                 Dallas, Texas  75247


         (b)     To the Seller.  If to the Seller, they shall be addressed to:

                 Freedom Financial Corporation
                 1221 Riverbend, Suite 120
                 Dallas, Texas  75247


Any party may change its address by delivering a written change of address to all of the other parties in the manner set forth in this Section.

         Section 10.2. Entire Plan. This Plan constitutes the entire understanding of the parties and supersedes all prior understandings, whether written or oral, between the parties with respect to the subject matter of this Plan.

         Section 10.3. Severability of Provisions. If any term or provision of this Plan is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Plan.

         Section 10.4. Headings. No heading or caption contained in this Plan shall be considered in interpreting any of its terms or provisions.

         Section 10.5. Applicable Law. This Plan shall be governed exclusively by the laws of the State of Texas, and the obligations of the parties to this Plan are performable in Dallas, Dallas County, Texas.





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
         Section 10.6. Execution in Counterparts. This Plan and any amendment may be executed in any number of counterparts, with the same effect as if all parties had signed the same document.

         Section 10.7. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Plan, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of litigation from the other party, which amounts may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded.

         Section 10.8. Amendment. No amendment, modification or alteration of the terms of this Plan shall be binding unless in writing, dated subsequent to the date of this Plan, and executed by the parties.

         Section 10.9. Binding Effect. Each and all of the covenants, terms and provisions of this Plan shall be binding upon and inure to the benefit of the successors, transferees, heirs and assigns of the respective parties.

         Section 10.10. Gender and Number. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

         Section 10.11. Strict Construction. This Plan shall not be strictly construed against any party hereto.





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
         Section 10.12. Effective Date. This Plan is executed effective as of the 27th day of December, 1995.

                                   PURCHASER:

                                   ASCENSION CAPITAL CORPORATION



                                   By:   /s/ ROBERT E. MEAD
                                      -----------------------------------------
                                      Robert E. Mead, Chief Executive Officer


                                   SELLER:

                                   FREEDOM FINANCIAL CORPORATION



                                   By:   /s/ ROBERT E. MEAD
                                      -----------------------------------------
                                      Robert E. Mead, President





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